Form N-SAR, Sub-Item 77q1(e)
Any new or amended investment advisory contracts


Nuveen Core Equity Alpha Fund
811-22003

We hereby incorporate by reference a new Sub-
Advisory Agreement a form of which was filed as Appendix E, respectively, under Conformed
Submission Type DEF 14A, accession number
0001193125-17-117953, on April 10, 2017.